UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 3, 2008

SourceForge, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-28369	77-0399299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 Castro Street, Suite 450
Mountain View, CA 94041
(Address of principal executive offices, including zip code)

(650) 694-2100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Appointment of Scott L. Kauffman

On December 3, 2008, SourceForge, Inc. (the “Company”) appointed Scott L. Kauffman, age 52, as President and Chief Executive Officer, commencing January 5, 2009 (the “Effective Date”), and issued a press release on December 4, 2008 announcing this appointment. Mr. Kauffman will be providing part-time transition services to the Company commencing immediately. The Board also appointed Mr. Kauffman as a Class III director effective January 5, 2009 in connection with his commencement of full-time employment as the Company’s President and Chief Executive Officer, with a term expiring at the Company’s 2011 annual meeting of stockholders.

Mr. Kauffman has not been appointed to any committees of the Board.

Mr. Kauffman joins the Company from PopTok Ltd., a media software company, where he has served as President, Chief Executive Officer and director since June 2008. From September 2006 to March 2008, Mr. Kauffman was President and Chief Operating Officer of BlueLithium, Inc., an online advertising network that was acquired by Yahoo! Inc. in October 2007. From June 2004 to August 2006, Mr. Kauffman served as President and Chief Executive Officer of Zinio, Inc., a provider of digital publishing and marketing services. Prior to joining Zinio, Mr. Kauffman served as President and Chief Executive Officer at MusicNow LLC, a digital music service, from February 2003 to June 2004. From April 2001 to February 2003, Mr. Kauffman was President and Chief Executive Officer of Coremetrics, Inc., a provider of digital marketing optimization solutions. Mr. Kauffman currently serves on the boards of directors of MDC Partners Inc., a public company, and several private companies, including Coremetrics, Inc., Poptok Ltd., and Zango, Inc.

There are no family relationships between Mr. Kauffman and any executive officers, directors, or other employees of the Company. Mr. Kauffman has no material interests in any transactions or proposed transactions with the Company.

A copy of the press release entitled “SourceForge Appoints Scott L. Kauffman President and Chief Executive Officer,” dated December 4, 2008, is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Resignation of Robert M. Neumeister, Jr.

On December 3, 2008, Robert M. Neumeister, Jr., the Interim President and Chief Executive Officer of Company, notified the Company of his resignation from his position as the Company’s Interim President and Chief Executive Officer, effective upon the commencement of Mr. Kauffman’s full time service as the Company’s President and Chief Executive Officer. Mr. Neumeister will continue to serve as Chairman of the Board.

Scott L. Kauffman Employment Agreement

The Company entered into an employment agreement with Scott L. Kauffman on December 3, 2008 (the “Employment Agreement”), pursuant to which Mr. Kauffman has agreed to provide part-time services to the Company commencing December 3, 2008 and to commence service on a full-time basis as the Company’s President and Chief Executive Officer effective as of January 5, 2009 (“Full-Time Start Date”).

The Employment Agreement provides that Mr. Kauffman will receive an annual base salary of $400,000 beginning on the Full-Time Start Date and a lump-sum payment of $10,000 for part-time services to be provided by Mr. Kauffman during the transition period between December 3, 2008 and the Full-Time Start Date, in each case less applicable withholdings.

Mr. Kauffman was also granted an option to purchase 2,250,000 shares of the Company’s common stock under the Company’s 2007 Equity Incentive Plan (the “Option”) on December 3, 2008. The Option will vest as to 25% of the shares subject to the Option on the one-year anniversary of the grant date, with the remainder vesting in equal monthly installments over the following three years. The exercise price for the shares of common stock underlying the Option is equal to the fair market value on the date of grant. The Employment Agreement also entitles Mr. Kauffman to participate in the employee benefits plans maintained by the Company for its senior executives and to reimbursement for certain travel and business expenses. In addition, following Mr. Kauffman’s commencement of full-time employment as the Company’s President and Chief Executive Officer, the Compensation Committee of the Board may, in its sole discretion, determine that it is in the Company’s best interest to grant Mr. Kauffman an annual discretionary bonus of up to 150% of his base salary and/or issue him equity compensation, but neither are guaranteed under the Employment Agreement, except as otherwise may be specified in the Employment Agreement.

Following Mr. Kauffman’s commencement of full-time employment as the Company’s President and Chief Executive Officer, if Mr. Kauffman’s employment with the Company is terminated other than for Cause, death or Disability prior to a Change of Control (as such terms are defined in the Employment Agreement) or after 12 months following a Change of Control (as such term is defined in the Employment Agreement), subject to Mr. Kauffman’s execution of a separation and release of claims agreement, Mr. Kauffman will receive (i) a lump sum payment equal to 12 months of his then-current base salary, (ii) a lump sum payment equal to his target discretionary bonus of 75% of his then-current base salary, prorated through the date of his termination, (iii) 12 months’ accelerated vesting of his then unvested options, and (iv) Company-paid coverage for the cost of continuation coverage under the Company’s employment benefits plans until the earlier of 12 months from his termination or the date on which he and/or his dependents become covered under similar plans.

Following Mr. Kauffman’s commencement of full-time employment as the Company’s President and Chief Executive Officer, if Mr. Kauffman resigns for Good Reason (as defined in the Employment Agreement) or is terminated other than for Cause, death or Disability within 12 months following a Change of Control, subject to Mr. Kauffman’s execution of a separation and release of claims agreement, Mr. Kauffman will receive (i) a lump sum payment equal to 12 months of his then-current base salary, (ii) a lump sum payment equal to his target discretionary bonus of 75% of his then-current base salary, prorated through the date of his termination, (iii) 18 months’ accelerated vesting of his then unvested options, and (iv) Company-paid coverage for the cost of continuation coverage under the Company’s employment benefits plans until the earlier of 12 months from his termination or the date on which he and/or his dependents become covered under similar plans.

The foregoing description is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Scott L. Kauffman Indemnification Agreement

Following Mr. Kauffman’s commencement of full-time employment as the Company’s President and Chief Executive Officer, the Company will enter into an indemnification agreement with him. The terms of the indemnification agreement are substantially similar to the form of indemnification agreement that the Company previously entered into with certain of its officers and directors. The Company’s form of indemnification agreement was filed as Exhibit 10.1 to its Registration Statement on Form S-1, as amended (SEC File No.: 333-88687), and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

The following exhibits are filed as part of this Current Report on Form 8-K:

EXHIBIT NUMBER	DESCRIPTION

10.1	Employment Agreement, dated December 3, 2008, by and between SourceForge, Inc. and Scott L. Kauffman
99.1	Press Release entitled, “SourceForge Appoints Scott L. Kauffman President and Chief Executive Officer” dated December 4, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOURCEFORGE, INC. a Delaware corporation

By:	/s/ Patricia S. Morris
Patricia S. Morris Senior Vice President, Chief Financial Officer

Date: December 4, 2008

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Agreement, dated December 3, 2008, by and between SourceForge, Inc. and Scott L. Kauffman
99.1	Press Release entitled, “SourceForge Appoints Scott L. Kauffman President and Chief Executive Officer” dated December 4, 2008